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Investor Update
September 2018

Bringing New Life to Senior Living ™

BROOKDALE
SENIOR LIVING

Forward-Looking Statements – Safe Harbor

Certain statements in this Presentation and any associated discussion may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our redefined strategy, including initiatives undertaken to execute on our strategic priorities and their intended effect on our results; our expectations regarding the economy, the senior living industry, occupancy and pricing and the demand for senior housing; our expectations regarding our revenue, expenses, cash flow, capital expenditures, expansion, redevelopment and repositioning opportunities and their projected costs, cost savings and synergies, and our liquidity and leverage; our plans and expectations with respect to acquisition, disposition, development, lease restructuring and termination, financing, re-financing and venture transactions and opportunities, including the timing thereof and their effects on our results; our expectations regarding taxes, capital deployment and returns on invested capital, Adjusted EBITDA and Adjusted Free Cash Flow; our expectations regarding returns to stockholders, our share repurchase program and the payment of dividends; and our ability to anticipate, manage and address industry trends and their effect on our business. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "project," "predict," "continue," "plan," "target" or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; the risk of overbuilding, new supply and new competition; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term lease payments and to fund our planned capital projects; risks related to the implementation of our redefined strategy, including initiatives undertaken to execute on our strategic priorities and their effect on our results; the effect of our indebtedness and long-term leases on our liquidity; the effect of our non-compliance with any of our debt or lease agreements (including the financial covenants contained therein) and the risk of lenders or lessors declaring a cross default in the event of our non-compliance with any such agreements; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under our share repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisition, disposition, lease restructuring and termination, financing, re-financing and venture transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and our ability to identify and pursue any such opportunities in the future; our ability to successfully integrate acquisitions; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased wage pressure and union activity; departure of our key officers and potential disruption caused by changes in management; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; unanticipated costs to comply with legislative or regulatory developments, including requirements to obtain emergency power generators for our communities; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this Presentation or the associated discussion. We cannot guarantee future results, levels of activity, performance or achievements, and we expressly disclaim any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

New Leadership Since February 2018

Independent Chair and New CEO



Lee S. Wielansky
Non-Executive Chairman of the Board

Brookdale Service

- Non-Executive Chairman — since Feb. 2018
- Board member — since Apr. 2015

Key Experience and Qualifications

- More than 40 years of commercial real estate investment, management and development experience
- Serves as Chairman and CEO of Opportunistic Equities
- Extensive prior public and private board service



Lucinda M. Baier
President, Chief Executive Officer & Director

Brookdale Service

- President, CEO & Director — since Feb. 2018
- CFO — Dec. 2015 – Feb. 2018

Key Experience and Qualifications

- Extensive knowledge of and proven success in leading the company
- Former CEO for a publicly–traded retailer
- Seasoned CFO in several companies
- Served for more than a decade as a Board member of public and private companies

Company Overview

Brookdale is the Premier Senior Housing Provider

Most diversified service continuum and broad geographic footprint	54% of our target senior population lives within 20 minutes of a Brookdale community[(1)]	#1 Independent Living, Assisted Living, and Memory Care in 50% of top 50 markets[(2)]

High quality, 80+% private pay portfolio[(3)]


Other, 3%
Medicaid, 3%
Medicare, 12%
Private Pay, 82%

Brookdale #1 in units operated[(4)]


100,000
50,000
0
Brookdale
Holiday Retirement
Life Care Services
Sunrise Senior Living
Five Star Senior Living

Sources:
(1) ESRI, Brookdale. Seniors population is defined as age 75+ with an annual income of $50,000 or greater and within the United States
(2) National Investment Center for Seniors Housing & Care (NIC) data for the second quarter 2018 as reported in July 2018
(3) Brookdale internal data based on resident and patient fees for the trailing 12 months ending June 30, 2018.
(4) For Brookdale, actual as of June 30, 2018; for peers, as self-reported to ASHA, June 2017.

BROOKDALE SENIOR LIVING

Our Top Priorities

Our Mission

Enriching the lives of those we serve with compassion, respect, excellence and integrity

Our Vision

To be the nation's first choice in senior living

Our Strategy

Win Locally by providing choices for high quality care & personalized service by caring associates while leveraging industry leading scale and experience

Our Plan

Take action to provide attractive long-term returns to our shareholders	Earn resident and family trust and endorsements by providing valued high quality care and personalized service	Attract, engage, develop, and retain the best associates


Shareholders


Residents


Associates

BROOKDALE
SENIOR LIVING

Enhanced Real Estate Strategy

From: Portfolio Optimization (2016-2017)

To: Expanded Real Estate Strategy (2018)

Continue Plans To:

- Renegotiate and restructure lease portfolios
- Prune owned assets within portfolio optimization group
- Monetize select high-value communities

Recent Success:

- ✓ April: New agreement with Ventas
- ✓ June: New agreement with Welltower
- ✓ 1st Half: Acquired 6 communities
- ✓ 1st Half: Divested 3 communities from prior year program
- ✓ August: Agreed to sell Brookdale Battery Park and continue to manage

We expect to reduce leased assets in our portfolio

Brookdale Investment Thesis

Demographic tailwind → **Aging population drives need for senior care services** → **Long-term opportunities for companies with skill & scale**

Target seniors population within 20 minutes of Brookdale community[(1)]

Population in Millions



12
10
8
6
4
2
0
2010
2017
2022 F
Age 75+ Income $50k +
Age 75+
Age 80+

Average move-in age to BKD[(4)]

- 82: IL Entry Fee
- 83: IL
- 85: AL

* Permission to use quotations neither sought nor obtained

Seniors with Alzheimer's disease and other dementias[(2)]

Population in Millions



4.7
5.8
8.4
2010
2020 F
2030 F

"In the coming years, we see tremendous growth within senior housing facilities like Brookdale [...] [T]he aging U.S. population, will likely result in senior housing properties having amongst the best growth in the real estate industry [...] While we can't stop the aging process, we can make it more enjoyable and brands like Brookdale provide seniors and their families peace of mind and will continue to have a material advantage over individual operators or developers looking to profit. "

-Land & Buildings Letter to Brookdale Senior Living Board of Directors, May 18, 2018*

Brookdale is the largest operator of senior living communities [(3)]



Managed 240
Owned, 363
Leased, 385
988 communities in 46 states

Supportive Ancillary Services

- Home health
- Hospice
- Outpatient therapy

Sources:

(1) ESRI, Brookdale

(2) Alzheimer's Association publication 2017 *Alzheimer's Disease Facts and* Figures; in publication seniors are defined as age 65+

(3) Senior living communities as of June 30, 2018

(4) Brookdale internal data based on resident move-ins for the full year 2017

BROOKDALE SENIOR LIVING

Brookdale Stock Has Responded Positively Since the Appointment of the New Leadership Team

"Appointing Ms. Baier as CEO in February brought a breath of fresh air to the *Company*… she has taken charge of the Company and brought a focus to its operations, residents and employees, which we believe has been lacking *at the company for a number of years*"
- Jonathan Litt, 5/18/2018

"We remain hopeful the Company is on the right track and believe Ms. Baier's leadership and no-nonsense approach will prevail despite the significant challenges of turning a company *around after years of underperformance*"
- Jonathan Litt, 5/18/2018

"We are encouraged by BKD's ability to deliver a modest EBITDA beat in Q2… this demonstrates the benefits from the initiatives mgmt. has implemented to manage expenses, gradually drive occupancy stability/ improvement, and maintain pricing discipline, as well as a more conservative approach to guidance setting under the company's new *CEO and CFO*" - Jefferies, 8/6/2018

"In the midst of a very challenging operating *environment… BKD* continues to focus on factors within its control, with early signs of progress. We are encouraged to see better retention of key personnel, improved response to leads, and a seasonal uptick in occupancy earlier than last year. In addition, the company continues to streamline its portfolio through restructuring *leases… and* evaluating opportunities to capture value in certain of its owned *assets*"
- RBC Capital Markets, 8/20/2018

Brookdale Momentum Since Announcement of Leadership Change (1)



Price per Brookdale Share ($)
$11.00
$10.00
$9.00
$8.90 (2)
$8.00
$7.00
$6.00
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
2/22/2018
Released Q4 earnings and update on strategic review process:
• Conclusion of strategic review process
• Rejection of $9-11/share conditional indication of interest
• Appointment of Lee Wielansky as Non-Executive Chairman and Cindy Baier as CEO
2/28/2018 Official effective date of Baier as CEO
4/27/2018 Announced restructuring agreement with Ventas
6/27/2018 Announced restructuring agreement with Welltower
8/20/2018 Announced sale of Battery Park asset for ~$194MM
+5.4% $9.38/ share
Share price increased 35+% since Ms. Baier became CEO on 2/28/2018

* Permission to use quotations neither sought nor obtained
(1) As of September 14, 2018
(2) Closing price as of February 21, 2018.

BROOKDALE SENIOR LIVING

Accomplishments of the New Leadership Team

Since the February 2018 appointment of Cindy Baier as CEO and Lee Wielansky as Non-Executive Chairman, the Company has:

1. Improved productivity and cost controls to result in ~$25MM in expected G&A reductions in 2018 (1)
   - Reduced G&A by $8MM in the second quarter on a year-over-year basis
   - Generated higher quality leads, increased first visits, and reduced controllable move-outs
   - Improved control and agility of the platform through consolidation of field teams and vertical integration of sales associates
   - Enhanced customer service with expanded contact center hours

2. Executed restructuring agreements with Ventas and Welltower in April and June 2018
   - Simplifies the portfolio and improves near term cash flow
   - Improved ability to streamline and optimize the portfolio through property sales
   - Provides for an objective change of control standard

3. Improved retention through increased investment in salaries and benefits
   - Improved retention of executive directors and health and wellness directors by 2% in the second quarter on a year-over-year basis, and improved retention of sales directors by 5% on a year-over-year basis

4. Announced agreement to sell Brookdale Battery Park to Ventas for $194MM at a ~5% cap rate

Big, prompt and positive changes enhancing shareholder value

(1) G&A Savings of $25 million are prior to normal cost inflation

Roadmap for Management's Turnaround Plan

2018	2019	2020 & Beyond
Leadership changes: Management and Board	**Build Momentum**	**Drive Improved Growth**
• Leadership changes • Empower community leaders • G&A reductions to support community investments • Monetize select assets	• Portfolio reset substantially complete • Capture benefits of investments in talent • Improve community positioning	• Full effect of strategy and turnaround plans • Capitalize on growth in target population • Pursue strategic partnerships to capture additional opportunities • De novo development

As we move into 2020 and beyond, we expect

- Occupancy and Rate to increase from improved execution and our ability to take advantage of the silver wave of a growing senior's population
- Labor costs, after three years of investments, to grow in-line with the industry
- Adjusted EBITDA Margin to expand with top-line revenue growth

Corporate Governance

Recent Governance Actions Under New Leadership

1. As part of shareholder engagement efforts, initiated governance listening tour:
   - Hear the views of our shareholders on corporate governance
2. As a result of discussions with shareholders, the Board proactively:
   - Performed an extensive search, which led to the nomination of two new directors at the 2018 Annual Meeting (Rita Johnson-Mills and Denise W. Warren), with experience tailored to support management in implementing its turnaround strategy
   - These new directors follow the appointment of Marcus E. Bromley in July 2017
   - The revised composition of the Board results in an average tenure of 5 years and an even gender mix
3. In addition to the Board changes, the Company has also proactively proposed the following governance-enhancing amendments:
   - Board declassification proposal to be effected over a three year period
   - Amendment to eliminate the supermajority (80%) vote requirement for shareholders to be able to remove directors

Brookdale's Board and Management Are Improving The Company's
Governance In the Interests of ALL Shareholders

Qualified, Independent and Best-in-Class Board*

We have a strong Board which is driving corporate strategy

Recent Independent Director Additions (Marcus E. Bromley, Rita Johnson-Mills, Denise W. Warren)










	Lee S. Wielansky	Lucinda M. Baier	Frank M. Bumstead	The Honorable Jackie M. Clegg	James R. Seward	Marcus E. Bromley	Rita Johnson-Mills	Denise W. Warren
	Chairman and CEO of Opportunistic Equities	President and CEO, Brookdale Senior Living	Principal Shareholder of Flood, Bumstead, McCready & McCarthy, Inc.	Founder and Managing Partner of Clegg International Consultants, LLC	Former Executive VP, CFO and Director of Seafield Capital Corporation	Former Board Chairman and CEO of Gables Residential Trust	Former President and CEO of UnitedHealthcare Community Plan of Tennessee	Executive VP and COO of WakeMed Health & Hospitals
Leadership / Executive Management	✓	✓	✓	✓	✓	✓	✓	✓
Finance	✓	✓	✓	✓	✓	✓		✓
Real Estate / Senior Living	✓	✓				✓		
Healthcare		✓			✓		✓	✓
Operations		✓	✓	✓	✓		✓	✓
Independent	✓		✓	✓	✓	✓	✓	✓

Key Facts

Commitment to continuity and fresh perspective

- 8 director Board with 3 new independent members since July 2017
- 7 of 8 directors are independent (87.5%)
- Average Board tenure of 5 years, below all relevant benchmarks
- Diverse Board with equal gender mix
- 25% of directors added to the Board were originally proposed by shareholders

Other Shareholder-Friendly Governance Provisions

- Independent Chairman
- No poison pill
- Single class stock; no super-voting stock
- Director resignation policy for failing to achieve majority vote

* Following Annual Meeting on October 4, 2018, assuming election of nominees.

New Independent Directors Have Relevant and Complementary Experience



Additional Skills

Marcus E. Bromley — Joined Board: July 2017

- Appointed to Board as part of a 2017 agreement with Land & Buildings
- 35 years of real estate industry leadership experience
- Serves on the board of Cole Credit Property Trust V, Inc., since Mar. 2015 and as its non-executive chairman since June 2015
- Member of the advisory board of Nancy Creek Capital Management, LLC, a private mezzanine debt and equity investment firm

Public Board Experience
Executive Management
Finance
Real Estate



Rita Johnson-Mills — Joined Board: August 2018

- Experienced healthcare executive, with more than 20 years of experience in the broader healthcare industry, including experience in the public sector
- Most recently served from Aug. 2014 to Dec. 2017 as President and Chief Executive Officer of UnitedHealthcare Community Plan of Tennessee, a health plan serving more than 500,000 government sponsored healthcare consumers with over $2.5 billion of annual revenue

Executive Management
Healthcare
Operations



Denise W. Warren — Joining Board: October 2018

- 30 years of operational, financial and healthcare experience
- Since October 2015, she has served as Executive Vice President and Chief Operating Officer of WakeMed Health & Hospitals, where she is responsible for the strategic, financial and operational performance of the organization's network of facilities throughout the North Carolina Research Triangle area
- Currently serves on the board of Computer Programs and Systems, Inc.

Public Board Experience
Executive Management
Finance
Healthcare
Operations

Conclusion

Key Takeaways

1. Strategy is focused; making progress on execution
   - Winning locally by driving operational performance
   - Enhanced real estate strategy
2. Proactively initiated corporate governance enhancements including Board declassification
3. Strong Board nominees
   - Relevant experience to enhance Board skill set
   - Shareholders' first time to vote for all three nominees
4. Committed to ongoing shareholder engagement and long-term value creation

BROOKDALE
SENIOR LIVING